UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 28, 2011
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Biscayne Tower
2 South Biscayne Boulevard, Suite 2800
Miami, Florida 33131
               (Address of principal executive office)
Registrant’s telephone number, including area code: (305) 961-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 28, 2011, Terremark Worldwide, Inc., a Delaware corporation (the “Company”), entered into a first supplemental indenture (the “Supplemental Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”) under that certain indenture, dated as of May 2, 2007 (the “Indenture”), governing the Company’s 6.625% Senior Convertible Notes due 2013 (the “Notes”). The Supplemental Indenture amends the Indenture (the “Amendment”) by eliminating the Company’s obligation to provide the Trustee with copies of certain reports it files with the Securities and Exchange Commission (the “SEC”) and in the event that the Company is no longer required to file reports with the SEC, to provide the Trustee and each holder of Notes with financial statements and other information relating to the Company and, upon request, to provide the information required under Rule 144A(d)(4) of the Securities Act of 1933, as amended.
     The Amendment will become effective only upon the direct or indirect acquisition by Verizon Communications Inc. of a majority of the outstanding shares of the Company’s common stock, par value $0.001 per share, determined on a fully-diluted basis.
     The foregoing description of the Supplemental Indenture is only a summary and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1
First Supplemental Indenture, dated as of February 28, 2011, by and between Terremark Worldwide, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: March 4, 2011	By:	/s/ Adam T. Smith
Adam T. Smith
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
First Supplemental Indenture, dated as of February 28, 2011, by and between Terremark Worldwide, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee.